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                         FUND PARTICIPATION AGREEMENT


This Agreement is entered into as of the 1st day of June, 2001, among New York Life Insurance and Annuity Corporation , a life insurance company organized under the laws of the State of Delaware ("Insurance Company"); DREYFUS INVESTMENT PORTFOLIOS (the "Fund"), The Dreyfus Corporation, a New York Corporation (the "Advisor") and Dreyfus Service Corporation, a New York Corporation (the "Distributor"), each a party.

                                  ARTICLE I
                                 DEFINITIONS

1.1     "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value per share pursuant to the Rules of the Commission.

1.4     "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity or life insurance contract issued by Insurance Company that uses any Participating Fund (as defined below) as an underlying investment medium. Individuals who participate under a group Contract are "Participants." The Contracts are listed in Schedule A to this Agreement, as such Schedule may be amended from time to time by mutual written consent of each party.

1.6 "Contractholder" shall mean any person that is a party to a Contract with a Participating Company (as defined below).

1.7 "Disinterested Board Members" shall mean those members of the Board of a Fund that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation. The Dreyfus Corporation is the registered investment advisor of the Funds and Dreyfus Service Corporation is the distributor of the Funds.

1.9 "Participating Companies" shall mean any insurance company (including Insurance Company) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Funds.

1.10 "Participating Fund" shall mean each Fund, including, as applicable, any series thereof, specified in Schedule A, as such Schedule may be amended from time to time by agreement of


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        the parties hereto, the shares of which are available to serve as the underlying investment medium for the aforesaid Contracts.


1.11 "Prospectus" shall mean the current prospectus and statement of additional information of a Fund (or, as the case may be, with respect to a Contract) and any amendments or supplements thereto, all, as most recently filed with the Commission.

1.12 "Separate Account" shall mean the separate account or accounts established by Insurance Company in accordance with applicable state law, delineated on Schedule A, as such Schedule may be amended from time to time by agreement of the parties hereto by mutual written consent of each party.

1.13 "Software Program" shall mean the software program used by a Fund for providing Fund and account balance information including net asset value per share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Fund is not available, such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.

1.14 "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates.



                                  ARTICLE II
                               REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to applicable insurance law and regulation for the purpose of offering to the public certain individual and group variable annuity and life insurance contracts; (c) it has registered the Separate Account as a unit investment trust under the Act (unless exempt therefrom) to serve as the segregated investment account for the Contracts; and (d) the Separate Account is eligible to invest in shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2 Insurance Company represents and warrants that (a) the interests under the Contracts will be registered under the Securities Act of 1933, as amended ("1933 Act") to the extent required thereby; (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to notify each Participating Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund.


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2.3     Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Each Participating Fund represents that it is lawfully organized and validly existing under the laws of the state of Massachusetts and that it is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall comply with the Act and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Participating Fund to operate and offer its shares as an underlying investment medium for Participating Companies.

2.5 Each series of a Participating Fund together with the Adviser represents and warrants that such Participating Fund is and at all times since its inception has been qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and will at all times invest money from the Contracts in such a manner and take such other actions as necessary to qualify as a regulated investment company under Subchapter M or any successor or similar provision) and that the Participating Fund and the Adviser will make every effort to maintain such qualification and will notify Insurance Company immediately upon having a reasonable basis for believing that the Participating Fund has ceased to so qualify or that it might not so qualify in the future.

2.6 Each Participating Fund, together with their Distributor, represents and warrants that such Participating Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required thereby, duly authorized for issuance and sold in compliance with this Agreement and, in all material respects, all applicable federal and state laws and that the Participating Fund is and shall remain registered under the Act. Each Participating Fund shall amend the registration statement for its shares under the 1933 Act and the Act from time to time as required in order to effect the continuous offering of its shares.


2.8 Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies, endowments or annuity contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. (For purposes of this Agreement, notice to the Adviser or the Distributor shall be deemed to be notice to Dreyfus.) Insurance Company agrees that any prospectus offering a Contract that in all cases will be a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).


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2.9     Insurance Company agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.

2.10 Each Participating Fund together with the Adviser, represents and warrants that (i) such Participating Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder (or any successor provisions); and (ii) the Participating Fund has since its inception complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. In the event of a breach of this Section 2.10 by a Participating Fund, it will take all steps necessary to: (a) notify Insurance Company of such breach, and (b) adequately diversify the Designated Portfolios so as to achieve compliance within the 30-day grace period afforded by Regulation 1.817-5.

2.11 Each Participating Fund together with the Distributor, represents and warrants that no other Participating Insurance Company has or will purchase shares of any series of such Participating Fund for any purpose or under any circumstances that would preclude Insurance Company from "looking through" to the investments of each series of the Participating Fund in which it invests, pursuant to the "look-through" rules found in Treasury Regulation 1.817-5.

2.12 Each Participating Fund, together with the Adviser, represents and warrants that all its directors, trustees, officers, employees, , and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Participating Fund and the Adviser each shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Insurance Company in the event such coverage no longer applies.


2.13 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 of the Act . The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Insurance Company shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Participating Fund and the Adviser in the event such coverage no longer applies.




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2.14    The Adviser and the Distributor each represents and warrants that (i)
        it is lawfully organized and validly existing under the laws of its state of organization; (ii) in the case of the Adviser, it is registered as an investment adviser under the Investment Advisers Act of 1940 and, in the case of the Distributor, it is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.; and (iii) it is and will remain duly registered and licensed in all material respects under all applicable federal and state laws and shall perform its obligations hereunder in compliance in all material respects with all applicable federal and state laws.

2.15 Insurance Company agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred on a Participating Fund, Adviser or Distributor by virtue of this Agreement.

2.16 Insurance Company represents and warrants that the Insurance Company's General Account will not for any reason, or any period of time, own shares of any Participating Fund or series thereof.


2.16 Each party to this Agreement represents and warrants that (i) it has full power and authority to enter into and perform its obligations under this Agreement; (ii) it has duly taken all necessary steps to authorize the person signing this Agreement on its behalf to do so and to authorize the performance of its obligations under this Agreement; and (iii) assuming the accuracy of and compliance with this representation and warranty by all other parties, this Agreement will be valid, binding on, and enforceable against such party in accordance with its terms, subject only to such limitations as apply generally to the rights of creditors, such as, but not limited to, bankruptcy laws, laws governing the insolvency of insurance companies and other entities, and principles of equity.


                                 ARTICLE III
                                 FUND SHARES

3.1 The Company intends to purchase shares of the series of the Participating Fund on behalf of the Separate Account to fund the Contracts.

3.2 Each Participating Fund agrees to make its shares available for purchase indefinitely at the then applicable net asset value per share by Insurance Company on behalf of the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Board of Trustees of the Participating Fund may suspend or terminate the offering of shares to any person, or suspend or terminate the offering of its shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws to Participating Fund shareholders including Insurance Company and the Separate Account, necessary and in the best interests of the Participating Fund's shareholders.



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3.3     Each Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts and to persons or plans (collectively, Qualified Persons") that represent and warrant to the Participating Fund that they qualify to purchase shares of the Participating Fund under Section 817 (h) of the Code, and the regulations thereunder without impairing the ability of the Separate Account to consider the portfolio investments of the Participating Fund as constituting investments of the Separate Account for the purpose of satisfying the diversification requirements of
        Section 817(h). Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public. The Participating Fund shall not sell Participating Fund shares to any insurance company or separate account unless an agreement substantially complying with Articles V, VI, VII and Sections 2.1, 2.3, 2.8, 3.6 and 9.1 of this Agreement is in effect to govern such sales, to the extent required. Insurance Company hereby represents and warrants that it and the Account are Qualified Persons.

3.4 Each Participating Fund shall redeem for cash, at the Insurance Company's request, any full or fractional shares held by the Insurance Company on behalf of the Separate Account, such redemptions to be effected on a daily basis at net asset value in accordance with
        Section 3.8 of this Agreement. Notwithstanding the foregoing, the Participating Fund may delay redemption of Participating Fund shares to the extent permitted by the Act, and any rules, regulations or orders thereunder.

3.5 Each Participating Fund shall make the nest asset value per share available to the Insurance Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated in a manner required or permitted by applicable law, but shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to Insurance Company by 6:00 p.m. Eastern time on each Business Day. In the event the Participating Fund is unable to meet the 6:00 pm time stated herein, the Participating Fund shall, on the next business day, provide additional time under Sections 3.7 and 3.8 below for the Insurance Company to place orders for the purchase and redemption of shares equal to the time it takes the Fund to make the net asset values available to the Insurance Company. If the Insurance Company places its purchase or redemption order within the time afforded by any such extension, the Insurance Company on behalf of the Separate Account, shall be entitled to the share net asset value computed as of the close of the prior Business Day (the "effective trade date," as that term is used in Section 3.8 below) regardless of whether the Participating Fund is able to process those orders within its regular daily processing cycle for such prior Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported to Insurance Company immediately upon discovery.

3.6 (a) The Adviser shall reimburse a Participating Fund (and/or the Insurance Company as necessary or appropriate to make the Insurance Company, its Separate Accounts, and/or contractholders or participants, as the case may be, whole) for any net loss resulting from the Participating Fund's or its agents' material miscalculation and/or materially incorrect reporting of a net asset value. Should a material miscalculation or materially incorrect report by the Participating Fund or its agents result in a net gain to contractholders or participants, the Insurance Company will consult with the Participating Fund or its designee as to what, if any, reasonable efforts shall be made to recover the net gain for the appropriate series of the Participating Fund. Should a material miscalculation or materially incorrect report by the Participating Fund or its agents result in a net gain to the Insurance Company or a Separate




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        Account (taking into account any monies paid to contractholders or participants owners), the Participating Fund, on behalf of the appropriate series of the Participating Fund, shall be entitled to debit an appropriate number of full or fractional shares from the account of the Insurance Company or the Separate Account (as appropriate) equal to the amount of such net gain.

        (b) Each Participating Fund, the Adviser, and the Insurance Company each agrees to use its best efforts to negotiate an appropriate standard of materiality to be applied to any miscalculation or incorrect reporting of a Participating Fund's net asset value. The Participating Fund, the Adviser, and the Insurance Company each agree to promptly notify the others upon discovery of a potentially material miscalculation or incorrect report. In the event the Participating Fund, the Adviser, and the Insurance Company cannot agree on a negotiated standard of materiality, then the following standard of materiality shall apply:

               (i) If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments need be made.

               (ii) If the amount of the error is $.01 per share or more, then the following shall apply:

                      (1) If the amount of the difference in the erroneous net asset value as reported and the correct net asset value is less than .5% of the correct net asset value, the Adviser shall reimburse the affected series of the Participating Fund to the extent of any loss resulting from the error (taking into account any gains resulting from the error). No other adjustments shall be made.

                      (2) If the amount of the difference in the erroneous net asset value as reported and the correct net asset value is .5% of the correct net asset value or greater, then Adviser will determine the impact of the error to the affected series of the Participating Fund and shall reimburse such portfolio (and/or Insurance Company, as appropriate, such as in the event that the error was not discovered until after the Insurance Company processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error (taking into account any gains resulting from the error). To the extent that an overstatement of net asset value per share is detected quickly and the Insurance Company has not mailed redemption checks to contractholders or participants, the Insurance Company, the Participating Fund and the Adviser shall examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Participating Fund to the extent of any such overpayment).



3.7 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.5 to calculate the unit values of the Separate Account for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of regular trading on the floor of the New York Stock Exchange (currently




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        4:00 p.m. Eastern time) to determine the net dollar amount of each
        Participating Fund's shares that will be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders will be transmitted to each Participating Fund by Insurance Company by 11:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.8 and 3.9, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per share of each Participating Fund next calculated after receipt of the order by the Participating Fund or its Transfer Agent.

3.8 Each Participating Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Participating Fund shares on behalf of the Separate Account (but not with respect to any shares that may be held in the Insurance Company's General Account). Each Participating Fund will execute orders at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Participating Fund shares, the conditions specified in Section 3.9, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.9, as applicable, will be effected at the net asset value per share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.9. Insurance Company represents and warrants that all orders submitted by the Insurance Company for execution on the effective trade date shall be solely for the purpose of, and in an amount reasonably necessary to adjust its ownership of, a Participating Fund's shares to properly support the portion of its Contract liabilities and obligations that are attributable to that Participating Fund and that such adjustments will be made solely to reflect one or more of the following: (a) bona fide specific or standing orders or instructions received from Contractholders or Participants prior to the close of trading on the New York Stock Exchange on the effective trade date (the "effective time"), (b) the deduction of charges as of said effective time under the terms of the Contracts from amounts allocated to that Participating Fund, (c) payment of annuity benefits or death benefits based on that Participating Fund's net asset value as of said effective time.



3.9 In the event of net purchases of a Participating Fund's shares, Insurance Company will pay for such purchases by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the applicable Participating Fund payment in Federal Funds by 12:00pm Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Sections 3.7 and 3.8. Each applicable Participating Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section 3.x. If payment if Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 noon Eastern time on such Business Day,


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        Insurance Company shall promptly, upon each applicable Participating
        Fund's request, reimburse the respective Participating Fund for any costs or interest incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund as a result of portfolio transactions effected by the Participating Fund based upon such purchase request. If Insurance Company's order requests the redemption of any Participating Fund's shares valued at or greater than $1 million dollars, the Participating Fund will wire such amount to Insurance Company within seven days of the order.


3.10 In the event of net redemptions, the Participating Fund shall pay the Insurance Company for shares of each series of the Participating Fund redeemed by 2:00 p.m. Eastern time on the next Business Day after it receives the redemption request from the Insurance Company pursuant to Sections 3.7 and 3.8 above. Payment of redemption proceeds shall be made in federal funds transmitted by wire to an account designated by the Insurance Company. The Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the Act and any rules thereunder, and in accordance with the procedures and policies of the Participating Fund as described in the then current prospectus.

3.11 Each Participating Fund has the obligation to ensure that its shares are registered with applicable federal agencies at all times.

3.12 Each Participating Fund will confirm each purchase or redemption order made by Insurance Company. Issuance and transfer of Participating Fund shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from a Participating Fund in an appropriate ledger for the corresponding account.

3.13 Each Participating Fund shall credit Insurance Company with the appropriate number of shares.

3.14 On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate by wire or telephone followed by written confirmation to Insurance Company the amount of dividend and capital gain, if any, per share. The Insurance Company hereby elects to receive all such dividends and distributions as are payable on any shares in the form of additional shares. The Insurance Company reserves the right, on its behalf and on behalf of the Separate Account, to revoke this election at any time and to receive all dividends and capital gains distributions in cash.. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.


                                  ARTICLE IV
                            STATEMENTS AND REPORTS

4.1 Each Participating Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.




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        Each Participating Fund shall distribute to Insurance Company printed copies of the Participating Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. Insurance Company may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in Insurance Company's insurance product at their own cost. If requested by Insurance Company, the Participating Fund shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's website, all as Insurance Company may reasonably request) and such other assistance as is reasonably necessary in order for Insurance Company to have prospectuses, Statements of Additional Information, supplements, proxy statements, and annual / semi-annual reports for the Contracts and the Funds printed together in a single document or posted on Insurance Company's website.

4.2 Each Participating Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.3 Insurance Company will provide to each Participating Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

4.4 Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of existing Contractholders of Insurance Company whose Contract values are invested in the Participating Funds. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of the Insurance Company attesting to the accuracy of the information contained in the letter.


                                  ARTICLE V
                                   EXPENSES

5.1 All expenses and costs of each Participating Fund, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per share.

5.2 Expenses associated with the preparation, filing and distribution of registration statements, prospectuses, supplements, annual and semi-annual reports, proxy statements and voting


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        instructions and specified sales material and other material listed in
        Schedule B shall be paid for in accordance with the cost allocations set forth in Schedule B.

5.3 A Participating Fund's principal underwriter may pay Insurance Company, or the broker-dealer acting as principal underwriter for the Insurance Company's Contracts, for distribution and other services related to the Shares of the Participating Fund pursuant to any distribution plan adopted by the Participating Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Participating Fund's principal underwriter for the Insurance Company's Contracts, as applicable, related to such plan.

5.4 Except as otherwise expressly provided in this Agreement, each party agrees to bear all expenses incident to performance by the party under this Agreement.



                                  ARTICLE VI
                               EXEMPTIVE RELIEF


6.1 Insurance Company has reviewed a copy of (i) the amended order dated December 31, 1997 of the Securities and Exchange Commission under
        Section 6(c) of the Act with respect to Dreyfus Variable Investment Fund and Dreyfus Life and Annuity Index Fund, Inc.; and (ii) the order dated February 5, 1998 of the Securities and Exchange Commission under
        Section 6(c) of the Act with respect to The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in each related notice of application published by the Commission. As set forth therein, if Dreyfus Variable Investment Fund, Dreyfus Life and Annuity Index Fund, Inc., The Dreyfus Socially Responsible Growth Fund, Inc. or Dreyfus Investment Portfolios is a Participating Fund, Insurance Company agrees, as applicable, to report any potential or existing conflicts promptly to the respective Board of Dreyfus Investment Portfolios, and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting each applicable Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing variable life and annuity contract owners and participants.

6.2 Each Participating Fund's Board will monitor the Participating Fund for the existence of any material irreconcilable conflict between the interests of the variable life and annuity contract owners and participants of all separate accounts investing in the Fund and all other persons investing in the Participating Fund. A material irreconcilable conflict may arise for a variety of reasons, including:
        (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Participating Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners;
        (f) a decision by an insurer to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of its participants. The Participant Fund shall promptly inform Insurance Company if its Board determines that a material irreconcilable conflict exists and the implications thereof.

6.3 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to contract owner or participant investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the material irreconcilable conflict. Such necessary action may include, but shall not be limited to:

               a. Withdrawing the assets allocable to the Separate Account from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and participants and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the effected contract owners the option of making such a change;; and/or

               b. Establishing a new registered management investment company or managed separate account.

6.4 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder or Participant voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract owners and participants having an interest in a Participating Fund, Insurance Company may be required, at the Board's election, to withdraw the investments of the Separate Account in that Participating Fund and terminate this Agreement with respect to the Account (at the Company's expense), provided however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Participating Fund gives written notice that this provision is being implemented, and until the end of that six (6) month period the Participating Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Participating Fund. No charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interest of the Contractholders and Participants.

6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Separate Account's investment in the Participating Fund and terminate this Agreement with respect to such Fund (at the Company's expense) within six (6) months after the Board informs the Insurance Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six
        (6) month period, the Participating Fund shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Fund. The responsibility to take such action shall be carried out with a view only to the interest of the Contractholders and Participants.


6.6 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the contract owners or participants materially adversely affected by the irreconcilable material conflict In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

6.7 If and to the extent any Mixed and Shared Funding Order or any amendment thereto contains terms and conditions different from Article VI of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and this
        Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith shall be deemed to be succeeded thereby. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 under the Act is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then
        (a) the Fund and/or the Participating Insurance Companies as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeded thereby.



                                 ARTICLE VII

                     VOTING OF PARTICIPATING FUND SHARES

7.1 Each Participating Fund shall, in accordance with Section 4.1 of this Agreement, provide Insurance Company with copies, at no cost to Insurance Company, of the Participating Fund's proxy material, reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.

        If and to the extent required by law or any applicable order referenced to in Section 6.1 above, Insurance Company shall:

               (a) solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

               (b) vote the Participating Fund shares attributable to Contractholders or Participants in accordance with instructions received from them, or if no instructions have been received, in the same proportion as Participating Fund shares in the same Separate Account for which instructions have been received; and

               (c) vote Participating Fund shares in the Insurance Company General Account in the same proportion as voting instructions are received for such shares in all of Insurance Company's Separate Accounts.





7.2 The Fund will comply with all provisions of the Act requiring voting by shareholders, and in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Section 16(a) and if and when applicable Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.


                                 ARTICLE VIII
                        MARKETING AND REPRESENTATIONS

8.1 Each Participating Fund or their Distributor shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

               (a)    Current Prospectus and any supplements thereto; and

               (b)    Other marketing materials.

        Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2 Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall comply with all applicable federal and state laws in connection with the marketing of the Contracts.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund or the Adviser or Distributor is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Participating Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Each applicable Participating Fund or its designee, as the case may be, shall use all reasonable efforts to respond within ten days of receipt. The Participating Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Participating Fund or the Adviser is named and no such material shall be used if the Participating Fund or its designee so objects.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus of, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved under Section 8.3 of this Agreement.

8.5 Each Participating Fund, the Adviser, the Distributor or their respective designees shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Participating Fund's sales literature or other promotional material in which Insurance Company, the Separate Account or any Contract is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. A Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt. The Insurance Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Insurance Company is named and no such material shall be used if the Insurance Company or its designee so objects.

8.6 Each Participating Fund, the Adviser, and the Distributor shall not, in connection with the sale of Participating Fund shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, or in published reports for the Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved under Section
        8.5 of this Agreement. The fund and the Adviser and Distributor shall comply with all applicable federal and state laws in connection with any efforts they make, directly or indirectly, to promote sales of the Fund's shares.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

8.8 The Participating Fund will provide the Insurance Company with as much notice as is reasonably practicable of any proxy solicitation, and of any material change in the Fund's registration statement, particularly any change that could result in a change to the registration statement or Prospectus for any Separate Account or Contract. The Participating Fund will work with the Company so as to enable the Insurance Company to solicit proxies from Contract owners, or to make changes to its Prospectus or registration statement, in an orderly manner. The Participating Fund will make reasonable efforts to attempt to have changes affecting Contract Prospectuses become effective simultaneously with the annual updates for such prospectuses.


                                  ARTICLE IX
                               INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless each Participating Fund, the Adviser, the Distributor and their respective affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of
        Section 9.1 of this Agreement), against any and all losses, claims, damages or liabilities investigations or litigation (including any amounts reasonably paid by the Participating Fund, the Adviser or the Distributor as necessary to make Contractholders and Participants whole, and reasonable, legal and other expenses reasonably incurred in connection with any amounts paid in settlement of, any action, suit, proceeding or asserted claim) to which the Indemnified Parties may become subject, under the 1933 Act or otherwise (collectively, a "Loss"), insofar as such Loss is related to the sale or acquisition of the Contracts, the purchase or redemption of Participating Fund shares in connection with the Contracts, or the actions or operations of the Insurance Company or the Separate Account in connection with the performance of this Agreement, and:

               (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, Prospectus, sales literature or other promotional material with respect to the Contracts or the Separate Account;

               (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished in writing by Insurance Company for use in the registration statement, Prospectus or sales literature or other promotional material of the Participating Fund or arises out of or is based upon the omission or the alleged omission to state in such information a material fact required to be stated therein or necessary to make the statements therein, in the context in which they are published in such documents, not misleading;

               (iv) arises out of or as a result of wrongful conduct, statements or representations (other than statements or representations referred to in clauses (i), (ii) or
                      (iii) of this Section 9.1) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which the respective Participating Fund's shares are an underlying investment;

               (v) arises out of or results from any material breach by Insurance Company of a representation or warranty made by the Insurance Company in this Agreement;

               (vi) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or the respective Participating Fund's Shares;

               (vii) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or

               (viii) arises out of or results from any other material breach of this Agreement, by Insurance Company.

        Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that notwithstanding anything else in this Section 9.1, Insurance Company will not be liable under this Section 9.1 to the extent that any Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in conformity with written information furnished to Insurance Company by the Participating Fund, the Adviser, Dreyfus or the Distributor for use in one or more of the documents referred to in clause (i) of this Section 9.1 or approved under Section 8.3 of this Agreement..

9.2 Each Participating Fund severally agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the Indemnified Parties for purposes of Section 9.2 of this Agreement) against any losses, claims, damages, liabilities, investigations or litigations (including any amounts reasonably paid by Insurance Company as necessary to make Contractholders and Participants whole, and reasonable legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or asserted claim to which the Indemnified Parties become subject, under the 1933 Act or otherwise (collectively a "Loss"), insofar as such Loss is related to the sale or acquisition of the Contracts, the purchase or redemption of Participating Fund shares in connection with the Contracts, or the actions or operations of the Participating Fund in connection with the performance of this Agreement, and:

               (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, Prospectus, sales literature or other promotional material of the Participating Fund;

               (ii) arises out of or is based upon the omission or alleged omission to state in the registration statement, Prospectus, sales literature or other promotional material of the Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished in writing by the Participating Fund for use in the registration statement, Prospectus, sales literature orother promotional material with respect to the Separate Account or the Contracts or arises out of or is based upon the omission or the alleged omission to state in such information a material fact required to be stated therein or necessary to make the statements therein, in the context in which they are published in such documents, not misleading;

               (iv) arises out of or results from any material breach by the Participating Fund of a representation or warranty made by the Participating Fund in this Agreement; or

               (v) arises out of or results from any other material breach of this Agreement by the Participating Fund.

        The Participating Fund will reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that, notwithstanding anything else in this Section 9.2, the Participating Fund will not be liable under this Section 9.2 to the extent that any such Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in conformity with written information furnished to the Participating Fund, the Adviser, Dreyfus or the Distributor by Insurance Company for use in one or more of the documents referred to in clause (i) of this Section 9.2.

9.3 The Adviser agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees, agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.3) against any losses, claims, damages, liabilities, investigations, or litigations (including any amounts reasonably paid by Insurance Company as necessary to make Contractholders and Participants whole, and reasonable legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or asserted claim) to which the Indemnified Parties become subject, under the 1933 Act or otherwise (collectively a "Loss"), insofar as such Loss is related to the sale or acquisition of the Contracts, the purchase or redemption of Participating Fund shares in connection with the Contracts, or the actions or operations of a Participating Fund in connection with the performance of this Agreement, and:

              (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, Prospectus, sales literature or advertisement of a Participating fund;

              (ii) arises out of or is based upon the omission or alleged omission to state in the registration statement, Prospectus, sales literature or advertisements of the Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading;

              (iii) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished in writing by the Adviser (whether on behalf of the Participating Fund or otherwise) for use in the registration statement, Prospectus, sales literature or advertisements with respect to the Separate Account or the Contracts or arises out of or is based upon the omission or the alleged omission to state in such information a material fact required to be stated therein or necessary to make the statements made therein, in the context in which they are published in such documents, not misleading;

              (iv) arises out of or results from any material breach by the Adviser of a representation or warranty made by the Adviser in this Agreement; or

              (v) arises out of or results from any other material breach of this Agreement by the Adviser.

        The Adviser will reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that, notwithstanding anything else in this Section 9.3, the Adviser will not be liable under this Section 9.3 to the extent that any such Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in conformity with written information furnished to a Participating Fund, the Adviser, the Distributor or Dreyfus by the Insurance Company for use in one or more of the documents referred to in clause (i) of this Section 9.3.


9.4 The Distributor agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees, agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.4) against any losses, claims, damages, liabilities, investigations, or litigations (including any amounts reasonably paid by Insurance Company as necessary to make Contractholders and Participants whole, and reasonable legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or asserted claim) to which the Indemnified Parties become subject, under the 1933 Act or otherwise (collectively a "Loss"), insofar as such Loss is related to the sale or acquisition of the Contracts, the purchase or redemption of Participating Fund shares in connection with the Contracts, or the actions or operations of a Participating Fund in connection with the performance of this Agreement, and:

               (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished in writing by the Distributor (whether on behalf of the Participating Fund or otherwise) for use in the registration statement, Prospectus, sales literature or advertisements with respect to the Separate Account or the Contracts or arises out of or is based upon the omission or the alleged omission to state in such information a material fact required to be stated therein or necessary to make the statements made therein, in the context in which they are published in such documents, not misleading;

               (ii) arises out of or results from any material breach by the Distributor of a representation or warranty made by the Distributor in this Agreement; or

               (iii) arises out of or results from any other material breach of this Agreement by the Distributor.

        The Distributor will reimburse any legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Loss; provided, however, that, notwithstanding anything else in this Section 9.4, the Distributor will not be liable under this Section 9.4 to the extent that any such Loss arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in conformity with written information furnished to a Participating Fund, the Adviser, the Distributor or Dreyfus by the Insurance Company for use in one or more of the documents referred to in clause (i) of this Section 9.4.

9.5 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any investigation, litigation or proceedings against the indemnified party or its officers or directors in connection with this Agreement, the issuance or sale of the Fund shares, the Contracts or the operation of the Separate Account, or acquisition of Fund shares, , such indemnified party willnotify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein andassume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

        A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this Article IX shall survive termination of this Agreement.

                                  ARTICLE X
                         COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2 This Agreement shall terminate without penalty as provided for by any of the following:

        a. As to any Participating Fund, at the option of any party to this Agreement, at any time upon 180 days' notice to the other parties to this Agreement, unless a shorter time is agreed to by all of the parties.

        b. As to any Participating Fund, at the option of Insurance Company, if shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective upon receipt of such notice by all other parties to this Agreement.

        c. As to a Participating Fund, at the option of any party to this Agreement, upon the institution of formal proceedings against any other party to this Agreement by the Commission, National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the terminating party's reasonable judgment, materially impair that other party's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the terminating party to all other parties, with said termination to be effective upon receipt of notice by all such parties.

        d. As to a Participating Fund, at the option of any party to this Agreement, if that party shall determine, in its sole judgment reasonably exercised in good faith, that any other party to this Agreement (or any affiliate of such party) has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the terminating party, such terminating party shall notify each other party in writing of such determination and its intent to terminate this Agreement, and, if, after considering the actions taken by the entity suffering the adverse change or adverse publicity and any other changes in circumstances since the giving of such notice, such determination of the terminating party shall continue to apply on the sixtieth (60th) day after such notice has been received by all other parties, such, sixtieth day shall be the effective date of termination.

        e. As to a Participating Fund, upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless each other party to this Agreement specifically approves the selection of a new Participating Fund investment adviser. The terminating party shall give notice of such termination to all other parties, and the termination shall be effective as of a date specified in the notice, which shall be not more than 180 days after such notice has been received by all such other parties. Such Participating Fund shall promptly furnish notice of termination of the Adviser to each other party to this Agreement.

        f. As to a Participating Fund, at the option of any other party to this Agreement, in the event that (i) Participating Fund ceases to qualify as a regulated investment company under subchapter M or any successor provision or fails to comply with the Section 817(h) diversification requirements specified in Sections 2.9 and 2.10 hereof, or if such other party reasonably believes that the Participating Fund may fail to so qualify or comply; or (ii) the Participating Fund's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. The terminating party shall deliver notice to all other parties to this Agreement. The notice shall specify the effective date of the termination, which shall in no event be earlier than when all of such notices have been received.

        g. At the option of a Participating Fund upon a determination by its Board in good faith and in light of its fiduciary duties under federal and any applicable state laws to Participating Fund's shareholders, including Insurance Company and the Separate Account, that such termination is necessary and in the best interests of shareholders of that Participating Fund. Termination pursuant to this Subsection (g) shall be effective upon a date specified in a notice by such Participating Fund to Insurance Company of such termination. Such date, however, shall be no earlier than when such notice has been received by all other parties.

        h. At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts, endowments or life insurance policies, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify. The terminating party shall deliver notice to all other parties to this Agreement. The notice shall specify the effective date of the termination, which shall in no event be earlier than when all of such notices have been received.

        i. At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement. The terminating party shall deliver notice of such breach to all other parties to this Agreement. The termination shall be effective thirty days after the notice has been received by all such parties, but only if the breaching party shall not have cured the breach, in all material respects, by the end of that 30-day period.

        j. At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law.

        k. At the option of the Insurance Company, upon any substitution of the shares of another investment company or series thereof for shares of the Fund in accordance with the terms of the Contracts, provided that the Insurance Company has given at least 45 days prior written notice to the Fund and the Adviser of the date of substitution.

        l. Termination by mutual written agreement of the parties to this Agreement.


10.3    Notwithstanding any termination of this Agreement pursuant to Section
        10.2 hereof, each Participating Fund and the Adviser shall, at the option of the Insurance Company, continue to make available additional shares of that Participating Fund pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in that Participating Fund, redeem investments in that Participating Fund and/or invest in that Participating Fund upon the making of additional purchase payments under the Existing Contracts. If such Participating Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either of that Participating Fund or Insurance Company may terminate the Agreement as to that Participating Fund, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Participating Fund, need not be for more than six months.

10.4 Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund.

10.5 The parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that a Separate Account owns no shares of a Participating Fund after the effective date of this Agreement's termination with respect to such shares or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable. Such steps may include, for example, combining the affected Separate Account with another Separate Account, substituting other fund shares for those of the affected Participating Fund, or otherwise terminating participation by the Contracts in such Participating Fund.


                                  ARTICLE XI
                                  AMENDMENTS

11.1 Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund or Contract or Separate Account as specified in Schedule A, shall be made by agreement in writing among all parties to this Agreement.

                                 ARTICLE XII
                                    NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, or next day delivery to the appropriate parties at the following addresses, or such other address as a party may from time to time specify in writing to the other parties:

        Insurance Company:   New York Life Insurance and Annuity Corporation
                             51 Madison Avenue
                             New York, New York 10010
                             Attn:  Robert D. Rock, Senior Vice President


        Participating Funds: [Name of Fund]
                             The Dreyfus Corporation
                             200 Park Avenue, 8th Floor West
                             New York, New York  10166
                             Attn: General Counsel

        with copies to:      Stroock & Stroock & Lavan
                             180 Maiden Lane
                             New York, New York  10038-4982
                             Attn:  Lewis G. Cole, Esq.
                                    Stuart H. Coleman, Esq.

        Investment Adviser:  The Dreyfus Corporation
                             200 Park Avenue, 8th Floor West
                             New York, New York  10166
                             Attn:  General Counsel


        Distributor:         Dreyfus Service Corporation
                             200 Park Avenue, 8th Floor West
                             New York, New York  10166
                             Attn:  General Counsel

        Notice shall be deemed to be given on the date of receipt by the addressees as evidenced by the mailing receipt.


                                 ARTICLE XIII
                                MISCELLANEOUS

13.1 This Agreement has been executed on behalf of each Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any director, trustee, officer or shareholder of the Fund individually. It is agreed that the obligations of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

13.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.4 Each Party hereto shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Security Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, obligations, at law or in equity, which the parties hereto are entitled under federal and state laws.

13.6 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party (and any such assignment shall be null and void) without the prior consent of all Parties hereto.

13.7 The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The Parties may agree in writing to amend the Schedules from time to time. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

13.8    Lion Remote System.

        The Insurance Company shall be permitted to use the automated system made available by Dreyfus for the electronic transmission of account inquiries and/or instructions with respect to transactions in Shares to the transfer agent or other person or other entity authorized to receive such account inquiries and/or transaction instructions (such automated system, including any computer hardware or other hardware, software or other equipment of any kind owned or furnished by Dreyfus for use in conjunction therewith) to fulfill its obligations under
        Section 3 of this Agreement to transmit orders for the purchase and redemption of Shares and to otherwise fulfill its obligations under this Agreement.

                                 ARTICLE XIV
                                     LAW

14.1 This Agreement shall be construed and provisions hereof interpreted under and in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                  ARTICLE XV
                             FOREIGN TAX CREDITS

15.1 Each Participating Fund agrees to consult in advance with Insurance Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                            NEW YORK LIFE INSURANCE AND
                                            ANNUITY COMPANY

                                            By:


                                            Its:

                                            Attest:
                                                   ---------------------

                                            DREYFUS INVESTMENT PORTFOLIOS



                                            By:


                                            Its:


                                            Attest:
                                                   ---------------------

                                            THE DREYFUS CORPORATION

                                            By:

                                            Its:


                                            Attest:


                                            DREYFUS SERVICE CORPORATION

                                            By:

                                            Its:

                                            Attest:

                                  SCHEDULE A

            SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS SUBJECT TO
                         THE PARTICIPATION AGREEMENT



Separate Accounts and Associated Contracts

NAME OF SEPARATE ACCOUNT AND DATE                 NAMES OF CONTRACTS FUNDED BY SEPARATE
ESTABLISHED BY BOARD OF DIRECTORS                 ACCOUNT AND FORM NUMBERS THEREOF
---------------------------------                 -------------------------------------
NYLIAC Variable Universal Life Separate           Variable Universal Life #793-90
Account-I                                         Survivorship Variable Universal Life #797-150
June 4, 1993                                      Variable Universal Life 2000 #799-90
                                                  Single Premium Variable Universal Life
                                                  #301-95
                                                  Pinnacle Variable Universal Life # 300-80 and
                                                  #300-82
                                                  Pinnacle Survivorship Variable Universal Life
                                                  #300-81 and 300-83


NYLIAC Corporate Sponsored Variable Universal     Corporate Sponsored Variable
Life Separate Account-I                           Universal Life #796-40
May 24, 1996                                      Corporate Executive Series Universal Life
                                                  #300-40

NYLIAC Variable Annuity Separate Account-I        LifeStages Flexible Premium Variable
October 15, 1992                                  Annuity (The Original) #993-190


NYLIAC Variable Annuity Separate Account-II       LifeStages Flexible Premium Variable
October 15, 1992                                  Annuity (The Original) #993-190


NYLIAC Variable Annuity Separate Account-III      LifeStages Variable Annuity #995-190
November 30, 1994                                 MainStay Plus Variable Annuity #999-190
                                                                   (Supersedes #998-190)
                                                  New LifeStages Flexible Premium Variable
                                                  Annuity #000-190
                                                  LifeStages Premium Plus Variable Annuity
                                                  #200-195
                                                  LifeStages Access Variable Annuity #200-090
                                                  MainStay Access Variable Annuity #200-090
                                                  MainStay Premium Plus Variable Annuity
                                                  #200-190
                                                  AmSouth Premium Plus Variable Annuity
                                                  #200-190

                                                                 (PAGE 2 OF 2)


PORTFOLIOS OFFERED BY THE FUND TO THE COMPANY
DREYFUS IP TECHNOLOGY INITIAL SHARES

                                   SCHEDULE B

---------------------------------------------------------------------------------------------------
               INSURANCE COMPANY                           PARTICIPATING FUND ("FUND")
---------------------------------------------------------------------------------------------------
Preparing and filing the Separate Account's       Preparing and filing the Fund's registration
("Accounts") registration statement               statement
---------------------------------------------------------------------------------------------------
Text composition for Account prospectuses and     Text composition for Fund prospectuses and
supplements                                       supplements
---------------------------------------------------------------------------------------------------
Text alterations of Account prospectuses and      Text alterations of Fund prospectuses and Fund
Account supplements                               supplements
---------------------------------------------------------------------------------------------------
Printing Account prospectuses and supplements     A camera or web ready Fund prospectus and
and Fund prospectuses and supplements for         printing of Fund prospectuses for existing
prospective contractholders and participants      Contract Owners that invest in the Fund
("Contract Owners")
---------------------------------------------------------------------------------------------------
Text composition and printing Account             Text composition and printing Fund SAIs
statements of additional information ("SAIs")
---------------------------------------------------------------------------------------------------
Mailing and distributing Account SAIs to          Mailing and distributing Fund SAIs to Contract
Contract Owners upon request by                   Owners upon request by Contract Owners
Contract Owners
---------------------------------------------------------------------------------------------------
Mailing and distributing Account prospectuses     Text composition and printing of annual and semi-
and Account supplements to Contract Owners of     annual reports for the Fund to existing Contract
record as required by federal securities laws     Owners that invest in the Funds.
and mailing and distributing account and Fund
prospectuses and supplements to prospective
purchasers
---------------------------------------------------------------------------------------------------
Text composition (Account), printing, mailing,    Text composition and printing of proxy statements
and distributing annual and semi-annual           and voting instruction solicitation materials to
reports for Account                               Contract Owners with respect to proxies related
                                                  to the Fund.
---------------------------------------------------------------------------------------------------
Mailing and distributing annual and semi-annual
reports for the Fund to existing Contract Owners
that invest in the Funds.
---------------------------------------------------------------------------------------------------
Mailing, distributing, and tabulation of proxy
statements and voting instruction solicitation
materials to Contract Owners with respect to
proxies related to the Fund.
---------------------------------------------------------------------------------------------------
Text composition, printing, mailing,
distributing, and tabulation of proxy
statements and voting instruction solicitation
materials to Contract Owners with respect to
proxies related to the Account
---------------------------------------------------------------------------------------------------

                                                                 (Page 2 of 2)

                              EXHIBIT B (CONTINUED)


===================================================================================================
Preparation, printing and distributing sales
material and advertising relating to the Funds
contained in Contract advertising and sales
materials and filing such materials with and
obtaining approval from, the Commission, the
National Association of Securities Dealers,
Inc., any state insurance regulatory authority.
and any other appropriate regulatory
authority, to the extent required.
===================================================================================================